UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Affymetrix, Inc.

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Memorandum

DATE:	March 28, 2016	Affymetrix, Inc. 3420 Central Expressway Santa Clara, CA 95051 www.affymetrix.com
TO:	All Affymetrix Employees
FROM:	Frank Witney
SUBJECT:	Acquisition Update

Dear Global Affymetrix team,

You may have seen our press release this morning stating that the Affymetrix board reaffirmed its support of our merger with Thermo Fisher and recommended against the Origin Technologies proposal. This conclusion was reached after an extensive investment of time and resources by Affymetrix management and its legal and financial advisors engaging with Origin. The Board carefully considered many factors, as outlined in the press release, and concluded that the merger with Thermo Fisher constituted the highest value proposition reasonably available to Affymetrix’ stockholders. As a result, we will proceed to a shareholder vote at the Special Stockholder Meeting that is scheduled to reconvene this Thursday March 31st.

The Senior Leadership Team very much appreciates your continued focus on the task at hand as we come down the home stretch in Q1, as well as your attention, in some cases, to integration planning activities with Thermo Fisher.

Sincerely,

Frank Witney

President & Chief Executive Officer

Important Information for Affymetrix Stockholders

In connection with the proposed merger, Affymetrix has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC ON FEBRUARY 24, 2016 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents at Affymetrix’ website at investor.Affymetrix.com or by contacting Affymetrix’ investor relations department via e-mail at investor@affymetrix.com.

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’ stockholders with respect to the merger. Information about Affymetrix’ directors and executive officers and their ownership of Affymetrix’ common stock is set forth in the proxy statement for Affymetrix’ 2016 Special Meeting of Stockholders, Affymetrix’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and proxy statement for Affymetrix’ 2015 Annual Meeting of Stockholders. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’ directors and executive officers in the merger, which may be different than those of Affymetrix’ stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which have been filed with the SEC.